UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report August 9, 2017
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 10, 2017, Kingstone Companies, Inc. (the "Company") issued a press release (the "Earnings Press Release") announcing its financial results for the fiscal period ended June 30, 2017.  The Earnings Press Release also announced that the Company's Board of Directors has declared a $.08 per share quarterly dividend payable on September 15, 2017 to stockholders of record as of the close of business on August 31, 2017.  A copy of the Earnings Press Release is furnished as Exhibit 99.1 hereto.

The information in the Earnings Press Release is being furnished, not filed, pursuant to this Item 2.02.  Accordingly, the information in the Earnings Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Report with respect to the Earnings Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Earnings Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Effective August 9, 2017, Dale Thatcher was elected a director of the Company.  Mr. Thatcher was appointed as Co-Chair of the Insurance and Finance Committee of the Board of Directors of the Company as well as a member of the Audit Committee and the Nominating and Corporate Governance Committee.   He was also appointed as Chair of the Investment Committee of the Board of Directors of Kingstone Insurance Company, the Company's wholly-owned subsidiary, as well as a member of its Audit and Actuarial Committee and Finance Committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 9, 2017, the Company held its Annual Meeting of Stockholders (the "Annual Meeting").  The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to each nominee for director and a listing of the votes cast for and against, as well as abstentions, with respect to the other matter voted upon at the Annual Meeting.  The Company's stockholders elected each of the nominees as a director and ratified the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

1.	Election of Board of Directors:

	Number of Shares
	For	Withheld	Broker Non-Votes
Barry B. Goldstein	5,572,875	383,122	2,744,818
Jay M. Haft	3,611,410	2,344,587	2,744,818
Floyd R. Tupper	5,669,175	286,822	2,744,818
William L. Yankus	5,668,760	287,237	2,744,818
Carla A. D'Andre	5,668,175	287,822	2,744,818

2. Ratification of the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	8,538,241
Against	45,709
Abstentions	116,865

Item 7.01	Regulation FD Disclosure.

On August 9, 2017, the Company issued a press release (the "New Director/Annual Meeting Press Release") announcing Mr. Thatcher's election as a director and the actions taken at the Annual Meeting.  A copy of the New Director/Annual Meeting Press Release is furnished as Exhibit 99.2 hereto.

The information in the New Director/Annual Meeting Press Release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the New Director/Annual Meeting Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report with respect to the New Director/Annual Meeting Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the New Director/Annual Meeting Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated August 10, 2017, issued by Kingstone Companies, Inc. with regard to the Company's second quarter results.

99.2 Press release, dated August 9, 2017, issued by Kingstone Companies, Inc. with regard to the election of Dale Thatcher as a director and the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: August 10, 2017	By:	/s/ Fred Skolnik
Fred Skolnik
Assistant Secretary